Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2023

Fourth Quarter 2023 Highlights:

•
Throughput volumes increased 24% for gas processing, 19% for oil terminaling and 47% for water gathering compared with the prior-year quarter, primarily due to increased Hess drilling activity, higher gas capture and higher third-party volumes.
•
Net income was $152.8 million. Net cash provided by operating activities was $247.6 million.
•
Net income attributable to Hess Midstream LP was $37.5 million, or $0.55 basic earnings per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $264.1 million and Adjusted Free Cash Flow1 was $146.6 million.
•
Increased quarterly cash distribution to $0.6343 per Class A share for the fourth quarter of 2023, an approximate 2.7% increase compared with the third quarter of 2023, consisting of a 1.5% increase in the distribution level per Class A share in addition to the quarterly 1.2% increase per Class A share consistent with the target of at least 5% growth in annual distributions per Class A share through 2025.
•
Completed accretive $100 million repurchase of Class B units of Hess Midstream Operations LP in November 2023, which was the fourth repurchase transaction during 2023.

HOUSTON, January 31, 2024—Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) today reported fourth quarter 2023 net income of $152.8 million compared with net income of $149.8 million for the fourth quarter of 2022. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $37.5 million, or $0.55 basic earnings per Class A share compared with $0.49 basic earnings per Class A share in the fourth quarter of 2022. Hess Midstream generated Adjusted EBITDA of $264.1 million. Net cash provided by operating activities was $247.6 million and Adjusted Free Cash Flow was $146.6 million.

“2023 was a year of continued strong performance and execution for Hess Midstream, as we achieved significant volume growth and further expanded our gas gathering system capacity supporting basin gas capture goals,” said John Gatling, President and Chief Operating Officer of Hess Midstream. “We are focused on reliable operating performance and are positioned well to deliver visible and sustained throughput growth underpinned by our minimum volume commitments.”

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP owned by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners (“GIP” and together with Hess, the “Sponsors”). We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in Hess Midstream Operations LP owned by the Sponsors.

(1) Adjusted EBITDA and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Revenues and other income in the fourth quarter of 2023 were $356.5 million compared with $314.6 million in the prior-year quarter. Fourth quarter 2023 revenues included $21.7 million of pass-through electricity, produced water trucking and disposal costs and certain other fees as well as $1.8 million of shortfall fees related to minimum volume commitments (“MVCs”) compared with $16.7 million and $41.7 million, respectively, in the prior-year quarter. Fourth quarter 2023 revenues and other income were up $41.9 million compared with the prior-year quarter, primarily due to higher physical volumes and tariff rates, partially offset by lower shortfall fees due to the transition from higher MVC levels in 2022 to actual physical volumes in 2023 that were at or above MVCs. Total operating costs and expenses in the fourth quarter of 2023 were $146.4 million, up from $118.2 million in the prior-year quarter. The increase was primarily attributable to higher maintenance expenses, costs charged to Hess Midstream under omnibus and employee secondment agreements, pass-through expenses, and higher depreciation expense for additional assets placed in service. Interest expense in the fourth quarter of 2023 was $47.8 million, up from $40.7 million in the prior-year quarter, primarily attributable to higher interest rates on credit facilities and higher borrowings on the company's revolving credit facility.

Net income for the fourth quarter of 2023 was $152.8 million, or $0.55 basic earnings per Class A share, after deduction for noncontrolling interests, compared with $0.49 basic earnings per Class A share in the prior-year quarter. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of Hess Midstream's organizational structure. Net cash provided by operating activities for the fourth quarter of 2023 was $247.6 million.

Adjusted EBITDA for the fourth quarter of 2023 was $264.1 million. Adjusted Free Cash Flow for the fourth quarter of 2023 was $146.6 million.

Full year 2023 net income was $607.7 million, and full year Adjusted EBITDA was $1,022.2 million. At December 31, 2023, debt was approximately $3.2 billion, representing leverage of approximately 3.2x Adjusted EBITDA.

Hess Midstream plans to issue 2024 guidance in a separate release on January 31, 2024.

Operational Highlights

In the fourth quarter of 2023, Hess Midstream completed construction of two new compressor stations. In aggregate, the new stations are expected to provide approximately 100 MMcf/d of installed capacity and can be expanded to provide an additional approximate 30 MMcf/d in the future.

Throughput volumes increased 24% for gas processing and 23% for gas gathering in the fourth quarter of 2023 compared with the fourth quarter of 2022, primarily due to higher production, including third-party volumes, and higher gas capture. Third-party gas volumes were lower than expected in the fourth quarter of 2023 due to delays in bringing new third-party volumes online. Throughput volumes increased 19% for terminaling and 16% for crude oil gathering in the fourth quarter of 2023 compared with the fourth quarter of 2022, primarily due to higher production and higher third-party volumes. Water gathering volumes increased 47%, reflecting higher production and steady organic growth of Hess Midstream's water handling business.

Capital Expenditures

Capital expenditures for the fourth quarter of 2023 totaled $71.8 million and were primarily attributable to continued expansion of Hess Midstream's gas compression capacity. Capital expenditures in the prior-year quarter were $62.4 million and were also primarily attributable to expansion of the company's gas compression capacity.

Quarterly Cash Distributions

On January 29, 2024, the Board of Directors of Hess Midstream's General Partner declared a quarterly cash distribution of $0.6343 per Class A share for the fourth quarter of 2023. The distribution represents an approximate 2.7% increase in the quarterly distribution per Class A share for the fourth quarter of 2023 as compared with the third quarter of 2023. The increase consists of an approximate 1.5% increase in Hess Midstream's distribution level per Class A share in addition to the quarterly 1.2% increase per Class A share consistent with its target of at least 5% growth in annual distributions per Class A share through 2025. The distribution is expected to be paid on February 14, 2024, to shareholders of record as of the close of business on February 8, 2024.

Investor Webcast

Hess Midstream will review fourth quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. For details about the event, refer to www.hessmidstream.com.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable. We define “Adjusted Free Cash Flow” as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes, capital expenditures and ongoing contributions to equity investments. We define "Gross Adjusted EBITDA Margin" as the ratio of Adjusted EBITDA to total revenues, less pass-through revenues. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, Adjusted Free Cash Flow and Gross Adjusted EBITDA Margin to reported net income (GAAP), net cash provided by operating activities (GAAP) and gross margin (GAAP), are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	Fourth Quarter
	(unaudited)
	2023	2022

(in millions)
Reconciliation of Adjusted EBITDA to net income:
Net income	$152.8	$149.8
Plus:
Depreciation expense	50.4	46.4
Proportional share of equity affiliates' depreciation	1.2	1.2
Interest expense, net	47.8	40.7
Income tax expense (benefit)	11.9	7.0
Adjusted EBITDA	$264.1	$245.1

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$247.6	$222.6
Changes in assets and liabilities	(28.7)	(12.5)
Amortization of deferred financing costs	(2.1)	(2.2)
Proportional share of equity affiliates' depreciation	1.2	1.2
Interest expense, net	47.8	40.7
Income from equity investments	2.4	1.1
Distribution from equity investments	(3.6)	(5.5)
Other	(0.5)	(0.3)
Adjusted EBITDA	$264.1	$245.1
Less:
Interest, net(1)	45.7	38.6
Capital expenditures	71.8	62.4
Adjusted free cash flow	$146.6	$144.1

(1) Excludes amortization of deferred financing costs.

	Fourth Quarter
	(Unaudited)
	2023	2022
(in millions, except ratios)
Reconciliation of gross Adjusted EBITDA margin to gross margin:
Income from operations	$210.1	$196.4
Total revenues	$356.5	$314.6
Gross margin	59%	62%

Income from operations	$210.1	$196.4
Plus:
Depreciation expense	50.4	46.4
Proportional share of equity affiliates' depreciation	1.2	1.2
Income from equity investments	2.4	1.1
Adjusted EBITDA	$264.1	$245.1

Total revenues	$356.5	$314.6
Less: pass-through revenues	21.7	16.7
Revenues excluding pass-through	$334.8	$297.9
Gross Adjusted EBITDA margin	79%	82%

	Year Ended December 31,
	2023	2022
(in millions)	(Unaudited)
Reconciliation of Adjusted EBITDA to net income:
Net income	$607.7	$620.6
Plus:
Depreciation expense	192.5	181.3
Proportional share of equity affiliates' depreciation	5.1	5.1
Interest expense, net	179.0	149.3
Income tax expense (benefit)	37.9	26.6
Adjusted EBITDA	$1,022.2	$982.9

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$866.4	$861.1
Changes in assets and liabilities	(14.5)	(14.5)
Amortization of deferred financing costs	(8.4)	(8.8)
Proportional share of equity affiliates' depreciation	5.1	5.1
Interest expense, net	179.0	149.3
Income from equity investments	7.7	5.3
Distribution from equity investments	(11.4)	(13.0)
Other	(1.7)	(1.6)
Adjusted EBITDA	$1,022.2	$982.9
Less:
Interest, net(1)	170.7	140.5
Capital expenditures	245.7	231.8
Adjusted free cash flow	$605.8	$610.6

(1) Excludes amortization of deferred financing costs

	Year Ended December 31,
	2023	2022
	(Unaudited)
(in millions, except ratios)
Reconciliation of gross Adjusted EBITDA margin to gross margin:
Income from operations	$816.9	$791.2
Total revenues	$1,348.6	$1,275.2
Gross margin	61%	62%

Income from operations	$816.9	$791.2
Plus:
Depreciation expense	192.5	181.3
Proportional share of equity affiliates' depreciation	5.1	5.1
Income from equity investments	7.7	5.3
Adjusted EBITDA	$1,022.2	$982.9

Total revenues	$1,348.6	$1,275.2
Less: pass-through revenues	82.9	81.4
Revenues excluding pass-through	$1,265.7	$1,193.8
Gross Adjusted EBITDA margin	81%	82%

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; future economic and market conditions in the oil and gas industry; expected timing and completion of Hess’ proposed merger with Chevron Corporation ("Chevron"); and our ability to execute future accretive opportunities, including incremental return of capital to shareholders.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Hess in excess of our MVCs and relative to Hess' nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; risks and uncertainties associated with Hess’ proposed merger with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Lorrie Hecker

(212) 536-8250

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2023	2022	2023
Statement of operations
Revenues
Affiliate services	$351.5	$313.9	$361.3
Other income	5.0	0.7	1.8
Total revenues	356.5	314.6	363.1
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	88.0	65.7	89.4
Depreciation expense	50.4	46.4	47.7
General and administrative expenses	8.0	6.1	6.0
Total operating costs and expenses	146.4	118.2	143.1
Income from operations	210.1	196.4	220.0
Income from equity investments	2.4	1.1	2.0
Interest expense, net	47.8	40.7	45.8
Income before income tax expense (benefit)	164.7	156.8	176.2
Income tax expense (benefit)	11.9	7.0	11.4
Net income	$152.8	$149.8	$164.8
Less: Net income attributable to noncontrolling interest	115.3	128.0	129.5
Net income attributable to Hess Midstream LP	$37.5	$21.8	$35.3

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.55	$0.49	$0.57
Diluted	$0.55	$0.49	$0.57
Weighted average Class A shares outstanding
Basic	68.4	44.0	62.5
Diluted	68.4	44.1	62.5

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2023	2022
Statement of operations
Revenues
Affiliate services	$1,338.1	$1,273.2
Other income	10.5	2.0
Total revenues	1,348.6	1,275.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	313.0	279.6
Depreciation expense	192.5	181.3
General and administrative expenses	26.2	23.1
Total operating costs and expenses	531.7	484.0
Income from operations	816.9	791.2
Income from equity investments	7.7	5.3
Interest expense, net	179.0	149.3
Income before income tax expense (benefit)	645.6	647.2
Income tax expense (benefit)	37.9	26.6
Net income	$607.7	$620.6
Less: Net income attributable to noncontrolling interest	489.1	536.7
Net income attributable to Hess Midstream LP	$118.6	$83.9

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$2.11	$2.03
Diluted:	$2.08	$2.01
Weighted average Class A shares outstanding
Basic	56.2	41.3
Diluted	56.3	41.4

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2023
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$191.9	$128.4	$31.2	$-	$351.5
Other income	1.4	2.9	0.7	-	5.0
Total revenues	193.3	131.3	31.9	-	356.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	50.6	28.3	9.1	-	88.0
Depreciation expense	29.7	16.4	4.3	-	50.4
General and administrative expenses	3.5	1.8	0.5	2.2	8.0
Total operating costs and expenses	83.8	46.5	13.9	2.2	146.4
Income (loss) from operations	109.5	84.8	18.0	(2.2)	210.1
Income from equity investments	-	2.4	-	-	2.4
Interest expense, net	-	-	-	47.8	47.8
Income before income tax expense (benefit)	109.5	87.2	18.0	(50.0)	164.7
Income tax expense (benefit)	-	-	-	11.9	11.9
Net income (loss)	109.5	87.2	18.0	(61.9)	152.8
Less: Net income (loss) attributable to noncontrolling interest	76.6	61.0	12.7	(35.0)	115.3
Net income (loss) attributable to Hess Midstream LP	$32.9	$26.2	$5.3	$(26.9)	$37.5

	Fourth Quarter 2022
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$166.1	$118.8	$29.0	$-	$313.9
Other income	-	-	0.7	-	0.7
Total revenues	166.1	118.8	29.7	-	314.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	42.5	18.4	4.8	-	65.7
Depreciation expense	28.0	14.4	4.0	-	46.4
General and administrative expenses	2.8	1.3	0.3	1.7	6.1
Total operating costs and expenses	73.3	34.1	9.1	1.7	118.2
Income (loss) from operations	92.8	84.7	20.6	(1.7)	196.4
Income from equity investments	-	1.1	-	-	1.1
Interest expense, net	-	-	-	40.7	40.7
Income before income tax expense (benefit)	92.8	85.8	20.6	(42.4)	156.8
Income tax expense (benefit)	-	-	-	7.0	7.0
Net income (loss)	92.8	85.8	20.6	(49.4)	149.8
Less: Net income (loss) attributable to noncontrolling interest	75.9	69.8	16.9	(34.6)	128.0
Net income (loss) attributable to Hess Midstream LP	$16.9	$16.0	$3.7	$(14.8)	$21.8

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2023
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$197.3	$132.2	$31.8	$-	$361.3
Other income	0.2	1.0	0.6	-	1.8
Total revenues	197.5	133.2	32.4	-	363.1
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	52.5	26.7	10.2	-	89.4
Depreciation expense	28.9	14.5	4.3	-	47.7
General and administrative expenses	2.5	1.2	0.3	2.0	6.0
Total operating costs and expenses	83.9	42.4	14.8	2.0	143.1
Income (loss) from operations	113.6	90.8	17.6	(2.0)	220.0
Income from equity investments	-	2.0	-	-	2.0
Interest expense, net	-	-	-	45.8	45.8
Income before income tax expense (benefit)	113.6	92.8	17.6	(47.8)	176.2
Income tax expense (benefit)	-	-	-	11.4	11.4
Net income (loss)	113.6	92.8	17.6	(59.2)	164.8
Less: Net income (loss) attributable to noncontrolling interest	83.6	68.3	12.8	(35.2)	129.5
Net income (loss) attributable to Hess Midstream LP	$30.0	$24.5	$4.8	$(24.0)	$35.3

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2023	2022	2023

Throughput volumes
Gas gathering - Mcf of natural gas per day	403	328	404
Crude oil gathering - bopd	108	93	106
Gas processing - Mcf of natural gas per day	387	312	386
Crude terminals - bopd	120	101	129
NGL loading - blpd	16	9	13
Water gathering - blpd	113	77	99

		Year Ended December 31,
		2023	2022
Throughput volumes
Gas gathering - Mcf of natural gas per day		381	333
Crude oil gathering - bopd		100	96
Gas processing - Mcf of natural gas per day		367	319
Crude terminals - bopd		115	103
NGL loading - blpd		13	11
Water gathering - blpd		95	74